Exhibit 31.1

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to Exchange Act Rules 13a-14(a) and 15d-14(a),

As Adopted Pursuant To

Section 302 of Sarbanes-Oxley Act of 2002

I, Robert Silzer, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of DSG Global Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 9, 2020	/s/ Robert Silzer
Robert Silzer
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and
Principal Financial and Accounting Officer)